Exhibit 99.1

Press Release

AdCare Health Systems, Inc. Reports 2007 Third Quarter Earnings Results

Shows a Net Profit from Property Sale and Continues to Reduce Losses

Wednesday, November 14th, 2007

Springfield, Ohio, November 14th/PR Newswire-FirstCall/AdCare Health Systems, Inc. (Amex: ADK - News), an Ohio based long term care, home care and management company, today reported financial results for the third quarter of 2007.

Revenues for the quarter ended September 30th, 2007 were $5,906,326 as compared to $5,660,337 for the same quarter in 2006, an increase of $245,989, or 4.3%. The increase was due to improved occupancy in our assisted living properties and an increase in visits made by our nurses and caregivers at our home health care division.

The loss before discontinued operations for the quarter ended September 30, 2007 was $212,840 as compared to a loss of $655,599 for the quarter ended September 30, 2006, an improvement of $442,759. The improvement was due to an increased occupancy at our assisted living properties, more visits made by our staff at our home health care division and lower interest expense as a result of the expenses related to the mezzanine financing in 2005 being fully recognized in 2006.

Net income for the quarter ended September 30th, 2007 was $395,785 as compared to a loss of $654,646 for the quarter ended September 30th, 2006, an improvement of $1,050,431. Approximately $618,000 of this improvement resulted from recognizing a gain on the sale of assets in our discontinued operations.

David A. Tenwick, Chairman of AdCare, stated that “AdCare reduced its losses this quarter and looks for continued improvement. For the nine months of 2007, the loss before discontinued operations was $539,360 as compared to a loss of $1,908,864 for the nine months of 2006. The loss this year would have been reduced by an additional $137,000 if not for increased fees for a letter of credit extension relating to changing banks and expenses for a discontinued acquisition. If you add the profit from the sale of assets from discontinued operations, we had a net profit of $48,125 for the nine months. AdCare continues to make progress.” Mr. Tenwick further stated “We are refinancing some of our properties to improve cash flow and are actively engaged in seeking out suitable acquisitions to further the growth of AdCare.”

AdCare Health Systems, Inc. will host a conference call on Thursday, November 15th, 2007 at 4:15 PM EST. The dial-in number is 1-800-257-2182.

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (Amex: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services. Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years. AdCare's 920 employees provide high-quality care for patients and residents residing in the 15 facilities that they manage, seven of which are assisted living facilities, six skilled nursing centers and two independent senior living communities. The Company has ownership interests in seven of those facilities. In the ever expanding marketplace of long term care, AdCare's mission is to provide quality healthcare services to the elderly.

(Investor Relations website: http://www.b2i.us/irpass.asp?BzID=1540&to=ea&s=0)

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

David Tenwick
Chairman of the Board
+1-937-964-8974
dat@adcarehealth.com
www.adcarehealth.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,168,803	$2,136,414
Certificate of deposit, restricted	207,298	198,266
Accounts receivable:
Long-term care resident receivables, net	2,187,632	1,949,745
Management, consulting and development receivables, net	252,566	254,321
Advances and receivables from affiliates	24,664	35,897
Assets of discontinued operations	446	4,677
Prepaid expenses and other	501,621	337,638
Total current assets	4,343,030	4,916,958

Restricted Cash	957,343	914,941
Property and Equipment, Net	14,228,260	13,750,870
Note Receivable, Net	230,413	257,413
License, Net	1,189,306	1,189,306
Goodwill	2,638,193	2,638,193
Assets of Discontinued Operations, Net of Current Portion	-	880,430
Other Assets	1,041,615	838,283
Total assets	$24,628,160	$25,386,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$813,798	$744,131
Current portion of note payable to stockholder	9,466	828,344
Accounts payable and accrued expenses	3,767,172	3,804,590
Liabilities of discontinued operations	-	22,177
Total current liabilities	4,590,436	5,399,242

Notes Payable and Other Debt, Net of Current Portion	12,625,359	12,909,162
Note Payable to Stockholder, Net of Current Portion	811,433	-
Other Liabilities	338,263	262,597
Forward Purchase Contract	900,000	900,000
Liabilities of Discontinued Operations	-	848,394
Minority Interest in Equity of Consolidated Entities	228,815	160,259
Total liabilities	19,494,306	20,479,654

Stockholders' equity:
Preferred stock, no par value; 500,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
14,500,000 shares authorized; 3,786,129 and 3,778,129 shares issued and outstanding	14,036,155	13,857,166
Accumulated deficit	(8,902,301)	(8,950,426)
Total stockholders' equity	5,133,854	4,906,740
Total liabilities and stockholders' equity	$24,628,160	$25,386,394

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Patient care revenues	$5,468,027	$5,226,756	$16,292,143	$15,352,272
Management, consulting and development fee revenue	438,299	433,581	1,310,908	1,271,254
Total revenue	5,906,326	5,660,337	17,603,051	16,623,526

Expenses:
Payroll and related payroll costs	3,746,406	3,559,660	11,088,853	10,559,092
Other operating expenses	1,855,225	1,824,999	5,559,608	5,336,836
Depreciation and amortization	222,843	191,407	632,126	563,951
Total expenses	5,824,474	5,576,066	17,280,587	16,459,879
Income from Continuing Operations	81,852	84,271	322,464	163,647

Other Income (Expense):
Interest income	13,586	11,472	46,894	13,920
Interest expense, others	(250,693)	(753,797)	(767,465)	(2,104,304)
Interest expense, related parties	(16,023)	(20,771)	(35,683)	(62,887)
Minority interest in (earnings) losses of consolidated entities	(4,548)	23,226	(68,556)	80,760
Other expense	(37,014)	-	(37,014)	-
	(294,692)	(739,870)	(861,824)	(2,072,511)

Loss Before Discontinued Operations	(212,840)	(655,599)	(539,360)	(1,908,864)
Discontinued Operations:
Income from discontinued operations	608,625	953	587,485	(23,643)
Net Income (Loss)	$395,785	$(654,646)	$48,125	(1,932,507)

Net Income (Loss) Per Share, Basic and Diluted:
Continuing operations	$(0.06)	$(0.33)	$(0.14)	$(0.96)
Discontinued operations	0.16	0.00	0.16	(0.01)
	$0.10	$(0.33)	$0.02	$(0.97)

Weighted Average Common Shares Outstanding,
Basic	3,786,129	1,996,150	3,786,129	1,996,150
Diluted	3,786,129	1,996,150	3,786,129	1,996,150